Exhibit 99.3

A Stronger, More Competitive U.S. Brewer Investor Presentation October 9, 2007

Forward looking statements This presentation includes “forward-looking statements” within the meaning of the U.S. federal securities laws, and language indicating trends, such as “anticipated” and “expected”.  It also includes financial information, of which, as of the date of this press release, the Companies’ independent auditors have not completed their review.  Although the Companies believe that the assumptions upon which their respective financial information and their respective forward-looking statements are based are reasonable, they can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Companies’ projections and expectations are disclosed in Molson Coors’ filings with the Securities and Exchange Commission and in SABMiller’s annual report and accounts for the year ended 31 March 2007 and in other documents which are available on SABMiller’s website at www.sabmiller.com. These factors include, among others, changes in consumer preferences and product trends; price discounting by major competitors; failure to realize anticipated results from synergy initiatives; failure to obtain regulatory consents or other third party approvals; and increases in costs generally.  All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Neither SABMiller nor Molson Coors undertakes to update forward-looking statements relating to their respective businesses, whether as a result of new information, future events or otherwise.  Neither SABMiller nor Molson Coors accepts any responsibility for any financial information contained in this press release relating to the business or operations or results or financial condition of the other or their respective groups.

Pete Coors Molson Coors Vice Chairman

Agenda Overview Pete Coors – Molson Coors Vice Chairman Two complementary operations Graham Mackay – SABMiller CEO One strengthened brewer Leo Kiely – Molson Coors CEO Governance & transition Malcolm Wyman – SABMiller CFO Questions & answers

A stronger, more competitive U.S. brewer Creates a stronger, brand-led U.S. brewer Highly complementary assets and operating strategies Significant, achievable synergies Scale, resources and distribution platform to compete more effectively Increases competitiveness of distributors Greater choice for consumers, retailers Shared ownership and management team – best of both companies

 MillerCoors A stronger, more competitive U.S. brewer Voting interest 50% SABMiller 50% Molson Coors Economic interest 58% SABMiller 42% Molson Coors Leadership team Pete Coors – Chairman Graham Mackay – Vice Chairman Leo Kiely – Chief Executive Officer Tom Long – President and Chief Commercial Officer

Graham Mackay SABMiller CEO

Right structure, right time, right partners Establishes an enhanced platform for growth Responds to competitive dynamics Superb brands, superb talent Healthy momentum on both sides A stronger, more competitive U.S. brewer

Financial strength and enhanced scale

US $millions unless otherwise indicated	Miller[1]	Coors[2]	Pro forma combined
Net sales	$3,940	$2,657	$6,597
EBITDA*	$484	$358	$842
Beer shipments to wholesalers (millions of barrels) **	45.3	23.7	69.0
Major breweries (#)	6	2	8
Employees (#) ***	~6,000	~4,000	~10,000

$500 million synergies

[1]Miller results for the U.S. and Puerto Rico for the year ended March 31, 2007.
[2]Coors results for U.S. business and Puerto Rico, excluding special items, for the four fiscal quarters ended April 1, 2007, as reported.
* Earnings before interest, taxes, depreciation and amortization, excluding special items – a common measure of cash generation.
** Beer shipments to wholesalers in millions of hectoliters: Miller 53.1, Coors 27.8, Pro forma combined 80.9.
*** Pre-combination.
Miller volumes are North America segmental volumes per the annual financial statements less the international segment.

9

Outperforming geographies are complementary Two complementary operations Miller geographic skew Coors geographic skew

Two complementary operations Combined major plant locations: more complete national coverage Golden 22 m brewing 16 m packaging Shenandoah 7 m brewing 8 m packaging Irwindale 7 m brewing 12 m packaging Fort Worth 9 m brewing 15 m packaging Albany 10 m brewing 12 m packaging Eden 10 m brewing 11 m packaging Trenton 11 m brewing 14 m packaging Milwaukee 11 m brewing 12 m packaging Miller brewery Coors brewery Note: Capacity in millions of barrels. Combined Pro forma: 87 m brewing 100 m packaging

Two complementary operations Distribution increasingly overlapped 1997 2007 Shared houses 149 246 Total Miller volume 20% 62% Total Coors volume 20% 55% Shared house territories Pro forma Miller Coors volume 60%

Two complementary operations A complementary portfolio of existing brands Super Premium Premium Below Premium

Two complementary operations Enhancing general management competencies Prioritizing investments through deeper consumer insights Simplifying distributors’ ease of doing business Increasing direct interaction with distributors and retailers Similar current sales execution strategies

Two complementary operations Comparable recent moves toward local P&L accountability A common approach to local operations Field sales structures centered around local GMs Incentivized for profitable growth

Two complementary operations

Increased current focus on national chain accounts

Similar programs

- Significant increases in key account coverage
- More sophisticated selling capabilities
- Better shopper insights to build the category image and value at retail
- Separate channel marketing teams
- Better engagement with field sales for local execution

Results

Miller

WAL*MART	Lite and Chill end caps mandated in key selling periods
Kroger	First-ever national 'Sharebuilder' program in direct store delivery
SuperValu	Outperforming category and leading in domestic share growth
7-Eleven	Miller wins 7-Eleven Retailer Initiative Award

Coors

- YTD '07 chain account growth of 5.6% (+3.6m cases)
- Total CBC share growth YTD, led by chain accounts (YTD through w/e September 8, 2007, Total U.S. Grocery/Convenience/Drug)
- 44 category partnerships with customers, more than double the number 3 years ago
- Recognized by Progressive Grocer to leadership in Category Management in 2004, 2005 and 2006

16

Two complementary operations Similar previously announced cost savings programs Coors Brewing Company (Resources For Growth) U.S. $millions 2007 2008 Totals $24 $27 Key elements World class manufacturing Asset care initiatives Procurement savings Freight savings Key elements Global supply chain Overheads, G&A Concept stage ideas Miller Brewing Company (Project Unicorn) U.S. $millions FY 2008 FY 2009 Totals $37 $43 Pre-current transaction

Leo Kiely Molson Coors CEO

Be great brand builders Continue strengthening our financial foundation Create a winning and inspired culture Strengthened player

Declining per-capita beer consumption Increased consolidation of distributors and retailers Continued growth in wine/spirits & imports/craft brands Increased cost pressures Strengthened player Beer losing ground in the U.S. marketplace

Strengthened player Beer losing ground in U.S. marketplace Cumulative volume change 0 -5% -10% +5% +10% Spirits Wine Beer Cumulative percent change in servings versus 2000. Source – Beer Institute, Impact Databank, Adams Handbook, U.S. Census 2000 2001 2002 2003 2004 2005 2006

Strengthened player 1 Fiscal 2007 results. 2 Fiscal 2006 results, excluding special items. 3 Fiscal 2006 results. Miller and Coors have been disadvantaged in their ability to invest in the category % of net sales Miller1 Coors2 A-B3 MG&A* 27.0% 28.4% 16.3% EBIT** margin 9.3% 8.9% 17.3% Both Miller and Coors have high relative overheads Result: lower margins and reduced ability to compete Both Miller and Coors have higher marketing spend relative to sales Result: limited ability to invest incrementally behind brands Combination allows for reduced relative overheads and allows significantly more effective and efficient marketing to build brands * Marketing, general and administrative expense (A-B data excludes costs of distribution and owned distributorships). ** Earnings before interest, taxes (and amortization of intangible assets for SABMiller).

$500 $100 $350 $50 Incremental annual savings Annual cost savings U.S. $millions Year 1 Year 2 Year 3 Total U.S. supply chain $0 $180 $50 $230 Brewing, packaging $0 $65 $10 $75 MG&A, overhead, other $50 $105 $40 $195 Aggregate savings in year $50 $400 $500 Synergies will increase competitiveness

Most significant factors Key implications / impacts Improved sourcing Production at 8 major plants Flexible bottling configurations Utilize full plant brewing and packaging capacity Increase direct brewery shipments/reduce distance Maximize container joint venture Significantly lower freight costs Optimized production locations Vertically integrated operations Eliminate overlaps Approx. 60% shared distributors Similar key accounts on and off premise IT, HR, finance, corporate overlap Increased efficiencies Eliminate overlaps Best of both companies Leverage scale Material sourcing CBC freight, G&A sub-scale costs WINS IT, HR, finance shared services/outsourcing Miller specialized sales force underutilized Rate reductions Additional leverage for WINS Super premium selling organization Key synergy drivers Synergies will increase competitiveness U.S. supply chain Brewing & packaging MG&A, overhead, other

Synergies will increase competitiveness MG&A, overhead, other Brewing, packaging U.S. supply chain ($ U.S. Millions) $583 $50 $400 $500 Y1 Y1+Y2 * Earnings before interest and taxes (excluding special items for Coors U.S.) for the 4 quarters ended March 2007. Synergies 0 100 200 300 400 500 600 Pro forma combined EBIT* Year 1 Year 2 Year 3

Enhanced investment in wide variety of brands Increased ability to invest in brand building and innovation Solid track record of brand building and innovation Access to parent company import brands Catering to broadening consumer tastes and demand for choice

Strengthened player Transaction makes distributors more competitive Merchandising Sales calls Ordering Supply chain logistics Training Sales conferences eCommerce UPC code management

Strengthened player Ability to invest in innovative brands, packaging and retail programming More choice and better service at retail More distributor capability and flexibility to meet retailer needs Provides retailers more competitive, credible alternative Category Captain to optimize space and attractiveness of stores Significant benefits to retailers

Malcolm Wyman SABMiller CFO

Financial and structural factors Structure Delaware LLC, to be treated as partnership for tax purposes US holding companies USA and Puerto Rico only Debt and capital structure Interest bearing debt outside the Joint Venture in US HoldCos Initial analysis suggests neutral for ratings metrics, prior to benefit of synergies Economic interests 58%/42% Based on a range of factors including standardization and normalizations, current trading performance, and debt-like items Difference between economic and voting interests held by SABMiller as non-voting shares Conversion rights on change of control

Financial management and effects Distributions and funding Agreed policy to distribute operating cash flows Partners to fund capex and working capital requirements proportionate to economic interest Synergies: $500 million per annum in third full financial year Cost to achieve $450 million over two years Ongoing commitment to cost reduction through existing programs Earnings accretive by second full financial year of combined operations Alignment of reporting processes and accounting implications Partners continue with existing reporting MillerCoors likely to be equity accounted by both parties

Shareholder relationship matters Name of venture to include “MillerCoors” Miller Coors headquarters to be decided; significant presence will continue in both Milwaukee and Golden All breweries in system are critical to achieving synergies Brand protocols to manage the relationship between the JV’s brand interests and the partners’ other brand interests and control cross-border brand integrity Ownership transfer mechanisms agreed Standstill agreement for 10 years Provisions deal with change of control of either partner

Deal matters Break-up fee Conditions Due diligence and negotiation of definitive agreements Regulatory and other consents/clearances Molson Coors Class A shareholders Timetable U.S. Hart-Scott-Rodino (antitrust) filing expected in the near term Definitive agreement expected by December 2007, due diligence is well underway Goal is to close transaction in mid-2008 Vigorous competition until close

Creates stronger, more competitive U.S. brewer Highly complementary assets and operating strategies Significant, achievable synergies Increases competitiveness of distributors Clear benefits to consumers and retailers Shared ownership and management team – best of both companies A logical combination that benefits distributors, consumers and retailers while creating significant value for shareholders A stronger, more competitive U.S. brewer

A Stronger, More Competitive U.S. Brewer Investor Presentation October 9, 2007